               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     VITAL SIGNS, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VITAL SIGNS, INC.

     NOTICE  IS HEREBY  GIVEN that the  Annual Meeting of  Stockholders of Vital
Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Wednesday July 9, 1997 at 10:00 a.m., to consider and act upon the following:

          1. The election of six directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

          2. The approval of certain replacement stock options granted to the Company's Chief Executive Officer.

          3. The approval of certain replacement stock options granted to an Executive Vice President of the Company.

          4. The approval of certain amendments to the Company's 1990 Employee Stock Option Plan and Investment Plan to provide for a maximum number of shares subject to options which may be granted to any individual during any fiscal year.

          5. The approval of certain amendments to the Company's 1990 Employee Stock Option Plan and Investment Plan to revise the termination provisions of such plans.

          6. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 5, 1997 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                             By Order of the Board of Directors
                                             Anthony J. Dimun
                                             Secretary

Totowa, New Jersey
June 10, 1997

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Stockholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on July 9, 1997 commencing at 10:00 a.m. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about June 10, 1997.

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on June 5, 1997 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 12,989,207 shares of Common Stock outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

     A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors, FOR approval of the replacement stock options granted to Terence D. Wall (the Company's Chief Executive Officer), FOR approval of the replacement stock options granted to Barry Wicker (an Executive Vice President of the Company), FOR approval of the amendments to the Company's 1990 Employee Stock Option Plan (the 'Employee Plan') and Investment Plan (the 'Investment Plan') providing for a maximum number of shares subject to options which may be granted during any fiscal year and FOR approval of the amendments to the Employee Plan and the Investment Plan revising the termination provisions of such plans. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote and approval of the replacement stock options, the amendments to the Employee Plan and the Investment Plan relating to the maximum number of shares subject to options which may be granted during any fiscal year and the amendments to the Employee Plan and the Investment Plan revising the termination provisions of such plans will require the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the stockholders, either personally or by telephone or special letter.

PRINCIPAL STOCKHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 1997 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) trusts maintained for the benefit of the children of certain directors of the Company; (iii) each director and each Named Officer (as defined herein) of the Company; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by May 30, 1997.

                                                                                               SHARES BENEFICIALLY
                                                                                                      OWNED
                                                                                               --------------------
                                        STOCKHOLDER                                             NUMBER      PERCENT
                                        -----------                                            ---------    -------
Terence D. Wall (1)(2)......................................................................   4,055,915      31.2%
Trusts for the benefit of the minor children of Terence D. Wall (Anthony J. Dimun, trustee)
  (1)(3)....................................................................................   2,386,782      18.4
Barry Wicker (4)............................................................................     363,989       2.8
Trusts for the benefit of the children of Barry Wicker (Anthony J. Dimun, trustee) (1)(3)...     195,150       1.5
David J. Bershad (5)........................................................................      46,240      *
Anthony J. Dimun (1)(3).....................................................................   2,980,431      22.7
Dennis Fenstermaker (6).....................................................................       8,663      *
Joseph J. Thomas............................................................................           0      *
John Toedtman (7)...........................................................................      20,040      *
All directors and executive officers as a group (7 persons) (8).............................   7,475,278      56.8

------------

*  Represents less than one percent.

(1) The business addresses of Mr. Wall, Mr. Dimun and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

(2) Includes 716,748 shares  owned by  Carol Vance  Wall, Mr.  Wall's wife,  and
    15,797 shares held in the Company's 401(k) plan on Mr. Wall's behalf; excludes 167,699 shares held in trust for the benefit of Mr. Wall and his children, shares held in trust for the benefit of the Walls' minor children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance
    Wall) and shares held by a charitable foundation established by Terence and Carol Wall.

(3) As trustee of the trusts maintained for the benefit of the minor children of Terence D. Wall and the children of Barry Wicker, Anthony J. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 167,699 shares held in a trust for the benefit of Mr. Wall and his children and of 1,000 shares held in certain insurance trusts established by Mr. Wicker. He is also deemed to be the beneficial owner of 55,100 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 54,788 shares owned by Mr. Dimun individually, 4,000 shares owned by his children (as to which he disclaims beneficial ownership), 3,168 shares held in the Company's 401(k) plan on Mr. Dimun's behalf and 112,744 shares covered by options exercisable by Mr. Dimun.

(4) Includes 17,380 shares owned by Mr. Wicker's wife and 153 shares held in the Company's 401(k) plan on Mr. Wicker's behalf; excludes shares held in trust for the benefit of Mr. Wicker's children and shares held in certain insurance trusts (which shares may not be voted or disposed of by Mr. Wicker or his wife).

(5) Includes 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership; also includes 38,000 shares covered by exercisable options.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) Includes  2,513  shares   held  in   the  Company's  401(k)   plan  on   Mr.
    Fenstermaker's behalf, 2,638 shares held in the Company's Investment Plan on Mr. Fenstermaker's behalf and 2,012 shares covered by exercisable options.

(7) Includes 18,000 shares covered by exercisable options.

(8) Includes 170,756 shares covered by options exercisable by the Company's executive officers and directors, 21,631 shares held in the Company's 401(k) plan and 2,638 shares held in the Company's Investment Plan; also includes shares held in trust by Mr. Dimun for Mr. Wall's children and Mr. Wicker's children and pursuant to certain insurance trusts established by Mr. Wicker and shares held by a charitable foundation established by Terence and Carol Wall.

     There were 12,989,207 shares of Common Stock outstanding on March 31, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is obligated to disclose any failures to file such reports on a timely basis. One report was filed late with the Commission with respect to a transfer by Terence D. Wall of 200,000 shares in May 1995 to a trust for the benefit of Mr. Wall and his children and one report was filed late with respect to a transfer by this trust of 32,301 shares to Mr. Wall in April 1996. These late filings were inadvertent, and the required filings were made promptly after noting the failure to file.

                             ELECTION OF DIRECTORS

     The holders of the Common Stock will elect six directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

     The table below sets forth the names and ages (as of September 30, 1996) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms and the principal occupations and employment of each such person during the past five years.

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
---------------------------   --------    ----------   --------------------------------------------------------------
Terence D. Wall, 55             1972         1997      President and Chief Executive Officer of the Company. Mr. Wall
                                                         presently serves on the Boards of Directors of Exogen, Inc.,
                                                         EchoCath, Inc. and Bionx Implants, Inc.
David J. Bershad, 56            1991         1997      Member of  the  law firm  of  Milberg Weiss  Bershad  Hynes  &
                                                         Lerach.  Mr.  Bershad  presently  serves  on  the  Board  of
                                                         Directors of Bionx Implants, Inc.

                                                  (table continued on next page)

(table continued from previous page)

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
---------------------------   --------    ----------   --------------------------------------------------------------
Anthony J. Dimun, 53            1987         1997      Executive Vice President  and Chief Financial  Officer of  the
                                                         Company  (March 1991 to Present); Treasurer and Secretary of
                                                         the  Company  (December  1991   to  Present);  Senior   Vice
                                                         President, First Atlantic Capital Ltd. (U.S. affiliate of an international merchant banking group) (July 1989 to February
                                                         1991);  Principal Owner, Strategic Concepts, Inc. (financial and acquisition advisory  firm) (January  1988 to  Present).
                                                         Mr.  Dimun presently  serves on  the Boards  of Directors of
                                                         EchoCath, Inc. and Bionx Implants, Inc.
Joseph J. Thomas, 60            1992         1997      President of Thomas  Medical Products, Inc.  (a subsidiary  of the  Company)  (1990  to  Present);  President  and  General
                                                         Manager of Access  Devices, Inc.  (a catheter  manufacturer)
                                                         (1982-1989); research and development positions with various companies, including Johnson & Johnson (prior years).
John Toedtman, 51               1989         1997      Former  Chairman  and  Chief  Executive  Officer,  GenRx, Inc.
                                                         (pharmaceutical company) (1990 to January 1996);  Consultant
                                                         (1987  to  Present). Mr.  Toedtman  presently serves  on the
                                                         Board of Directors of NOXSO Corporation.
Barry Wicker, 56                1985         1997      Executive Vice President, Sales  and Marketing of the  Company
                                                         (1996 to Present), Executive Vice President since 1985. From
                                                         1985   through  November   1991,  Mr.   Wicker  had  primary
                                                         responsibility for Sales and  Marketing; since then, he  has at various times served as either Chief Operating Officer or
                                                         Head of the Company's Sales Operations.

------------

 (A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun have invested together (and serve together as Board members) in Bionx
     Implants, Inc. ('Bionx') and Messrs. Wall and Bershad have invested together (and serve or served as Board members) in Sonokinetics Corp. Further, the Company is a shareholder, and Messrs. Wall and Dimun are shareholders (as well as Board members) of EchoCath, Inc.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended September 30, 1994, 1995 and 1996, the annual and long-term compensation of the Company's Chief Executive Officer and its other executive officers (the 'Named Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                        ANNUAL COMPENSATION                 -------------
                                           ----------------------------------------------   COMMON SHARES
                                                                              OTHER            SUBJECT
                                                                              ANNUAL         TO OPTIONS        ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS (A)   COMPENSATION (B)    GRANTED(#)     COMPENSATION (C)
-----------------------------------------  ----   --------   ---------   ----------------   -------------   ----------------
Terence D. Wall .........................  1996   $225,000    $10,835        $--               120,000           $3,266
  President and Chief Executive Officer    1995    225,000     42,135          39,000           --                4,110
                                           1994    225,000     10,610          42,000           --                3,710
Anthony J. Dimun ........................  1996    180,000      8,308         --               120,000            3,088
  Executive Vice President and Chief       1995    180,000     33,758         --                --                3,750
  Financial Officer                        1994    180,000      8,533         --                --                2,363
Barry Wicker ............................  1996    151,250      6,981         --                80,000            2,844
  Executive Vice President -- Sales and    1995    151,250     28,406         --                --                3,191
  Marketing                                1994    151,250      7,206         --                --                2,575
Dennis Fenstermaker .....................  1996    124,946      5,724         --                 3,764            2,870
  Vice President -- Manufacturing          1995    123,000     28,866         --                --                2,982
  and General Manager                      1994    104,615     16,266         --                 1,512            2,212

------------

 (A) Reflects bonuses for the fiscal year for which the bonuses were granted, which may not correspond with the fiscal year in which the bonuses were paid.

 (B) It was necessary for Terence D. Wall and his family to relocate during fiscal 1994 and 1995. The Company provided lodging to Mr. Wall and his family at a house which the Company purchased several years ago for the purpose of providing lodging for visiting out-of-state employees. Based on an estimate of fair market rental value, the Company valued this benefit at $36,000 for fiscal 1994 and $33,000 for fiscal 1995, which amounts are included above. During the years set forth above, no other Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus.

 (C) 'Compensation' reported under this column for the year ended September 30, 1996 includes: (i) contributions of $2,375, $2,375, $2,246 and $2,375, respectively, for Messrs. Wall, Dimun, Wicker and Fenstermaker, respectively, to the Company's 401(k) Plan on behalf of the Named Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each Named Officer to that Plan and (ii) premiums of $891, $713, $598, and $495, respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Dimun, Wicker and Fenstermaker, respectively.

STOCK OPTIONS

     The following table contains information regarding the grant of stock options to the Named Officers during the year ended September 30, 1996. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the 'SEC'), the following table sets forth the hypothetical gains or 'option spreads' that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                       OPTION GRANTS IN LAST FISCAL YEAR
                            INDIVIDUAL GRANTS (A)(B)

                                                                                                        POTENTIAL REALIZABLE VALUE
                                      NUMBER OF        PERCENT OF                                         AT ASSUMED ANNUAL RATES
                                    COMMON SHARES    TOTAL OPTIONS                                      OF STOCK PRICE APPRECIATION
                                     UNDERLYING         GRANTED                                           FOR OPTION TERM (C)
                                       OPTIONS        TO EMPLOYEES     EXERCISE PRICE    EXPIRATION    ----------------------------
NAME                                   GRANTED       IN FISCAL 1996      PER SHARE          DATE             5%            10%
----                               -------------    --------------    --------------    ----------     ------------  --------------
Terence D. Wall..................      120,000(A)         29.3             $22.25          5/23/06        1,682,100   4,245,300
Anthony J. Dimun.................      120,000(B)         29.3              22.25          5/23/06        1,682,100   4,245,300
Barry Wicker.....................       80,000(A)         19.6              22.25          5/23/06        1,121,400   2,830,200
Dennis Fenstermaker..............        3,764(C)          0.9              21.25         12/15/05           50,390     127,175


------------

 (A) Mr. Wall's and Mr. Wicker's options (the 'New Options') were granted pursuant to contractual arrangements in which these Named Officers agreed to cancel a like amount of options granted in 1993 (the 'Prior Options'). The New Options, which are subject to shareholder approval, were granted at an exercise price ($22.25) that is $4.50 per share greater than the exercise price of the Prior Options. The exercisability of the Prior Options was subject to certain performance thresholds which did not appear to be attainable at the time that the New Options were granted. The New Options are subject to a five year vesting period, but (like the Prior Options) will vest if a Change-in-Control-Event (as defined) occurs.

 (B) During fiscal 1996, Mr. Dimun was granted 120,000 stock options under the Company's Employee Plan. The Employee Plan is administered by a committee of the Company's Board of Directors. That committee determines which employees will receive options, the number of options to be granted and the terms of option grants. Options generally are granted at exercise prices equal to the fair market value of the Company's Common Stock on the grant date, with vesting typically over a five year period. The committee is authorized to accelerate the vesting of stock options in connection with a change in control. Of the options granted to Mr. Dimun during fiscal 1996, 40,000 options were deemed vested as of the date of grant and 80,000 options vest over a five year period.

 (C) The options granted to Mr. Fenstermaker were granted under the Company's Investment Plan. Pursuant to the Investment Plan, eligible participants may purchase the Company's Common Stock during specified window periods. For each share purchased, the Investment Plan provides that the Company will grant the employee from one to three stock options. The option-to-stock match in effect for the options granted under the Investment Plan during the last fiscal year was two-for-one. The exercise price is equal to the closing sale price of the Company's Common Stock on NASDAQ on the last day of the window period. An employee must continue to be employed for at least two years by the Company to exercise stock options granted under the Investment Plan. If the employee retains the shares purchased during the window period, the option can be exercised at any time after the initial shares have been held for two years. In general, if the employee sells any of the shares purchased under the Investment Plan before the end of the two year holding period or directs the Company to stop making payroll deductions before all shares that the employee committed to buy are fully paid for, the employee will be required to wait five years from the option grant date before options related to fully paid shares can be exercised and must be employed by the Company at that time. The Board of Directors is authorized to accelerate stock options related to fully paid shares in connection with a change in control.

     The following table provides certain information with respect to the New Options and the Prior Options:

                                                                               MARKET PRICE OF
                                                                                COMMON STOCK
                                                     NUMBER OF    NUMBER OF      ON THE DATE                           DATE ON WHICH
                                                       SHARES       SHARES        THAT THE       EXERCISE   EXERCISE     THE PRIOR
                                      DATE ON WHICH  UNDERLYING   UNDERLYING         NEW         PRICE OF   PRICE OF      OPTIONS
                                       NEW OPTIONS      NEW         PRIOR          OPTIONS        PRIOR       NEW       WOULD HAVE
         NAME AND POSITION            WERE GRANTED    OPTIONS      OPTIONS      WERE GRANTED     OPTIONS    OPTIONS       EXPIRED
------------------------------------  -------------  ----------   ----------   ---------------   --------   --------   -------------
Terence D. Wall ....................  May 23, 1996     120,000      120,000        $ 22.25        $17.75     $22.25     May 19, 2003
  President and Chief
  Executive Officer
Barry Wicker .......................  May 23, 1996      80,000       80,000          22.25         17.75      22.25     May 19, 2003
  Executive Vice President

     Set forth below is a report of a special committee of the Board of Directors (the 'Special Committee'):

          The Special Committee has reviewed the description set forth above and elsewhere herein of the Special Committee's deliberations regarding the grant of New Options to Terence D. Wall and Barry Wicker. That description accurately summarizes the Special Committee's analysis with respect to the grant of the New Options. The Special Committee was and is convinced that the factors which made it unlikely that the performance targets under the Prior Options would be met were unrelated to performance by Messrs. Wall and Wicker. Indeed, the Special Committee credits the leadership of Messrs. Wall and Wicker as important factors in the Company's improved performance subsequent to fiscal 1994. The Special Committee felt it important to provide Messrs. Wall and Wicker with stock option incentives reflected in the New Options.

            By: The Special Committee
            David J. Bershad
            Joseph Thomas
            John Toedtman

     The following table provides data regarding stock options exercised by the Named Officers during the year end September 30, 1996 and the number of shares of the Company' Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at September 30, 1996. Also reported are the values for 'in-the-money' options, which represent the positive spread between the exercise prices of existing options and $20.50, the closing sale price of the Company's Common Stock on September 30, 1996.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                     NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                               NUMBER OF                           OPTIONS AT YEAR-END                   YEAR-END
                            SHARES ACQUIRED       VALUE        ----------------------------    ----------------------------
                              ON EXERCISE      REALIZED (A)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                            ---------------    ------------    -----------    -------------    -----------    -------------
Terence D. Wall..........       --               $ --             --             120,000        $  --            $--
Anthony J. Dimun.........        10,000           228,000        112,744          80,081          864,200         --
Barry Wicker.............       --                 --             --              80,000           --             --
Dennis Fenstermaker......       --                 --              2,012           4,264           10,950          1,500

------------

 (A) The amount realized represents the aggregate fair market value of the shares acquired upon exercise of the options minus the aggregate exercise price.

ARRANGEMENTS WITH DIRECTORS

     Joseph Thomas became a director of the Company upon the Company's acquisition of Thomas Medical Products, Inc. ('TMP') on September 30, 1992. In connection with the TMP acquisition, Mr. Thomas entered into an employment agreement with TMP pursuant to which Mr. Thomas is entitled to receive a salary of at least $100,000 per year (with a cost of living adjustment) during the five-year term of his employment agreement. For the year ended September 30, 1996, Mr. Thomas received a salary of $121,275 and a bonus of $27,562.

     John Toedtman, a director of the Company, provided consulting services to the Company during the year ended September 30, 1996. During that year, he received $20,000 in consulting fees and had his out-of-pocket expenses reimbursed by the Company.

     Directors of the Company presently do not receive any cash fees for serving in such capacity.

     Messrs. Wall, Wicker, Dimun and Thomas have been granted options as employees of either the Company or TMP. Messrs. Bershad and Toedtman, the two directors who are not employed by the Company or its subsidiaries, participate in the Company's 1991 Director Stock Option Plan (the 'Director Plan'). Under the Director Plan, each outside director automatically receives options covering 4,000 shares (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the Director Plan. During fiscal 1996, Mr. Bershad and Mr. Toedtman each received options covering 4,000 shares of Common Stock pursuant to the Director Plan. One half of the options granted under the Director Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

     The Board of Directors of the Company held five meetings during the year ended September 30, 1996. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met three times during the year ended September 30, 1996. The Audit Committee presently consists of David J. Bershad and John Toedtman.

     The Board has formed a Nominating Committee, consisting of Terence D. Wall, Anthony J. Dimun and John Toedtman. This Committee did not meet during the year ended September 30, 1996, as all nominating matters were considered by the full Board. The Nominating Committee is charged with the responsibility of interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. The Nominating Committee has not established any procedures for considering nominees recommended by stockholders.

     The Board has not formed a general Compensation Committee. It maintains a Stock Option Committee, however, to administer the 1990 Employee Stock Option Plan, the 1991 Director Stock Option Plan and the Vital Signs Investment Plan. The Stock Option Committee presently consists of Terence D. Wall and Barry Wicker and acted by unanimous consent during the Company's most recent fiscal year.

     Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not maintain a Compensation Committee. Accordingly, compensation decisions are made by the entire Board of Directors. During the fiscal year ended September 30, 1996, the following individuals served on the Board: Terence D. Wall, David J. Bershad, Anthony J. Dimun, Joseph Thomas, John Toedtman and Barry Wicker. During that year, of the persons named, Messrs. Wall, Dimun, Thomas and Wicker were officers and employees of the Company or its subsidiaries.

RELATED PARTY TRANSACTIONS

     The Company has provided certain general administrative services to EchoCath, Inc. ('EchoCath') and, during the fiscal year ended September 30, 1995, billed EchoCath $78,050 for such services, which amount was paid by EchoCath from the proceeds of its January 1996 initial public offering. The Company did not provide a material amount of general and administrative services to EchoCath during the year ended September 30, 1996. The Company and its Chief Executive Officer, Terence D. Wall, together own more than 15% of EchoCath's outstanding common stock and together own more than 25% of the voting power of EchoCath's outstanding common stock. Anthony J. Dimun, the Company's Chief Financial Officer, owns a small equity position in EchoCath. Messrs. Wall and Dimun are also directors and officers of EchoCath.

     A subsidiary of the Company previously had the non-exclusive right to distribute in the United States all of the orthopedic bioabsorbable products and related instruments manufactured by Bioscience, Ltd. ('Bioscience'), a subsidiary of Bionx Implants, Inc. ('Bionx'). That distribution agreement was terminated in April 1995. In connection with the Bioscience distribution agreement, Bioscience borrowed $100,000 from the Company pursuant to a nine percent interest bearing promissory note. In addition, in connection with the termination of such agreement, Bioscience agreed to pay the Company's subsidiary $87,000 upon return of certain inventory to Bioscience. During fiscal 1996, the entire amount owed by Bioscience to the Company and its subsidiary ($187,000) was paid by Bioscience. The largest amount owed to the Company and its subsidiary by Bioscience during fiscal 1996 did not exceed $200,000. Messrs. Wall, Bershad and Dimun are directors, Mr. Wall is a principal shareholder and officer, and Messrs. Bershad and Dimun are shareholders of Bionx.

     During fiscal 1996, the Company established Cardiologics, L.L.C. and entered into a joint venture agreement with the other equity owner of Cardiologics to develop specialized cardiovascular products. Approximately $100,000 of research and development expense was incurred by the Company in fiscal 1996 in conjunction with this project. In September 1996, the Company sold its interest in Cardiologics to a private venture fund (the 'Private Fund') whose primary investor is Terence D. Wall. The Company received in exchange a $1,000,000 promissory note personally guaranteed by Mr. Wall and a commitment (which has been satisfied) to reimburse the Company for the $100,000 in research and development expenses incurred by the Company. The note, which accrued interest at a rate of eight percent per annum, has been paid in full. Approximately $65,000 in expenses incurred by Cardiologics during the current fiscal year are owed to the Company by Cardiologics.

     The Company believes that the overall terms of the above-described agreements with EchoCath, Bioscience and the Private Fund were no less favorable to the Company than terms that would be available from similarly situated unrelated parties.

BOARD REPORT ON EXECUTIVE COMPENSATION

     Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Board regarding compensation policies as they affect Mr. Wall and the other Named Officers.

     The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the specific individual and the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

     During the past three completed fiscal years, the three most senior executive officers did not receive any salary increase. Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Officers are based upon experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

     Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

     During fiscal 1996, new stock options were granted to Terence D. Wall and Barry Wicker, an Executive Vice President of the Company. Such grants were approved by a Special Committee of the Board of Directors consisting of David J. Bershad, Joseph Thomas and John Toedtman. A description of these grants, and the factors considered by the Special Committee in making such grants, are presented elsewhere herein.

     The Board believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Board's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

By: The Board of Directors
    Terence D. Wall           Joseph Thomas
    David J. Bershad          John Toedtman
    Anthony J. Dimun          Barry Wicker

STOCKHOLDER RETURN COMPARISON

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 277 publicly traded medical instrument and device companies) for the period from October 1, 1991 (October 1, 1991 = 100) through September 30, 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       ON VITAL SIGNS, INC. COMMON STOCK,
           NASDAQ MARKET INDEX AND MEDIA GENERAL MEDICAL INSTRUMENTS
                            AND SUPPLIES GROUP INDEX


                                    [GRAPHIC]

Vital Signs, Inc.          100    136.62    98.59    71.27   117.88   117.06
MG Group Index             100    105.94    89.42   103.74   155.23   180.15
Nasdaq Market Index        100     98.34   127.89   135.34   164.32   191.84

          PROPOSALS FOR APPROVAL OF STOCK OPTIONS TO CERTAIN OFFICERS

     On July 26, 1993, at the Annual Meeting of Shareholders, the shareholders of the Company approved the adoption of an Executive Officer Stock Option Plan and approved the grant to Terence D. Wall of options covering 120,000 shares of the Company's Common Stock and the grant to Barry Wicker of options covering 80,000 shares of Common Stock (the 'Prior Options'). The exercisability of those options was conditioned upon the Company's achieving certain performance targets.

     On May 23, 1996, a Special Committee of the Board of Directors (the 'Special Committee') was formed to consider the grant of New Options to replace the Prior Options approved by the shareholders on July 26, 1993. The Special Committee found that in light of the Company's performance during the year ended September 30, 1994, it is unlikely that such options will ever vest. The Special Committee noted that the purpose of the options was to provide incentives to Messrs. Wall and Wicker. The poor performance of the Company during the year ended September 30, 1994 was largely the result of industry trends which were not anticipated at the time that the Prior Options were granted. The Special Committee concluded that maintenance of the Prior Options would have the effect of eliminating incentives to Messrs. Wall and Wicker that otherwise would have been in effect had the earnings targets been attainable.

     The Special Committee considered revising the earnings targets or granting new options with revised earnings targets. The Special Committee considered the accounting impact of performance based options and concluded that it was not in the best interest of the Company to grant stock options that are based upon the Company's reaching specific earnings targets.

     The Special Committee ultimately granted stock options covering 120,000 shares of Common Stock to Mr. Wall, subject to the following terms and conditions:

          (a) The options vest as follows: 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant, 25% on the fourth anniversary of the date of grant and 25% on the fifth anniversary of the date of grant, provided, however, that all such options shall vest automatically in the event that a change in control event (as defined in the Company's Employee Plan) occurs. There are no earnings targets relating to these options.

          (b) The exercise price of the options is $22.25, the closing sales price of one share of the Company's Common Stock on May 23, 1996.

          (c) The grant of the options was conditioned upon Mr. Wall's agreement to cancel his stock option covering 120,000 shares of Common Stock granted to him pursuant to the plan approved by shareholders at the July 1993 Annual Meeting of Shareholders. The grant was also conditioned on the shareholders approving the grant of the New Options prior to the first vesting date.

     The Special Committee approved options to Mr. Wicker having terms which are identical to the terms under which Mr. Wall's options were granted, except that Mr. Wicker was granted options covering 80,000 shares of the Company's Common Stock and are conditioned upon his cancellation of the option granted to him at the July 26, 1993 Annual Meeting of Shareholders.

     THE SHAREHOLDERS WILL VOTE SEPARATELY ON THE PROPOSALS TO GRANT MR. WALL 120,000 NEW OPTIONS AND TO GRANT MR. WICKER 80,000 NEW OPTIONS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THESE PROPOSALS.

                 PROPOSAL TO AMEND THE COMPANY'S 1990 EMPLOYEE
                STOCK OPTION PLAN AND INVESTMENT PLAN TO PROVIDE
               FOR A MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS
                    WHICH MAY BE GRANTED IN ANY FISCAL YEAR

     Section 162(m) of the Internal Revenue Code of 1986, as amended ('Section 162(m)'), precludes certain public corporations from deducting annual compensation in excess of $1,000,000 payable to such entities' most highly paid executive officers. Compensation resulting from the exercise of stock options generally will be excluded from this prohibition on deductibility if the plans providing for such options contain a limit on the number of stock options which may be granted to such individuals in any fiscal year.

     Excluding the effect of Section 162(m), the Company generally is entitled to deductions upon the exercise of stock options which do not constitute 'incentive stock options' within the meaning of the Internal Revenue Code. To assure the Company's ability to continue to recognize such deductions, the Board of Directors has adopted, subject to shareholder approval, a proposal which would amend both the Company's Employee Plan and the Company's Investment Plan to provide that notwithstanding any other provision under such plans, no eligible participant of the Company or its subsidiaries may be granted stock options under any of the Company's benefit plans in any one fiscal year covering more than an aggregate of 250,000 shares of the Company's Common Stock. Such limitation is subject to adjustment in the event of a stock dividend, stock split, recapitalization or similar adjustment in the Company's capital structure.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THIS PROPOSAL.

         PROPOSAL TO AMEND THE TERMINATION PROVISIONS OF THE COMPANY'S
              1990 EMPLOYEE STOCK OPTION PLAN AND INVESTMENT PLAN

     Under the Employee Plan, stock options cease to vest upon termination of employment with the Company and cease to be exercisable within specified periods after termination, depending on the basis for termination. Specifically, the Employee Plan provides that options will terminate one year after termination due to death or disability and three months after termination due to any other reason. Similar provisions exist with respect to options granted pursuant to the Company's Investment Plan.

     The Board of Directors of the Company has adopted amendments to the Employee Plan and the Investment Plan. Such amendments grant the Board of Directors the discretion to provide, on a case by case basis, that options granted to employees under such plans will continue to vest and remain exercisable (through the expiration dates of such options) in the event that upon ceasing to be an employee of the Company, such optionee continues to serve the Company or any of its subsidiaries as either a director or a consultant. To the extent that the Board of Directors exercises its discretion with respect to any options that are 'incentive stock options', such options will be converted into non-incentive stock options 90 days after termination of employment.

     These amendments to the Employee Plan and the Investment Plan are subject to shareholder approval. The Board of Directors believes that such amendments are consistent with the purposes of the termination provisions of the applicable plans, in that the Board should have the flexibility to provide that option vesting and exercisability should cease only when an optionee's contributions to the Company cease. The Board believes that there may be circumstances in which an employee who continues to serve the Company as a director or consultant should not suffer the consequence of losing options earned while serving the Company as an employee. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THIS PROPOSAL.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Goldstein Golub Kessler & Company, P.C. ('GGK'), certified public accountants, has been selected by the Board of Directors to audit and report on the Company's financial statements for the year ending September 30, 1997. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from stockholders. GGK audited the Company's financial statements for the past five years and for several years prior to fiscal 1987.

OTHER MATTERS

     At the time that this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the election of directors, consideration of the proposed New Options, consideration of certain amendments to the Company's Employee Plan and Investment Plan to provide for a maximum number of shares subject to options which may be granted during any fiscal year and consideration of certain amendments to the Employee Plan and Investment Plan revising the termination provisions of such plans would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

     If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than February 10, 1998 in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting.

                                           By Order of the Board of Directors


                                           ANTHONY J. DIMUN, Secretary

Dated: June 10, 1997

     A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 1996, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                      APPENDIX 1




                               VITAL SIGNS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                      THE ANNUAL MEETING OF SHAREHOLDERS.
                                  JULY 9, 1997

     The undersigned hereby appoints Anthony J. Dimun, Terence D. Wall and Barry Wicker, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on July 9, 1997, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE




                   Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


A [X] Please mark your
      votes as in this
      example


                       FOR the                     WITHHOLD
               nominees listed at right            AUTHORITY
                (except as marked to        to vote for the nominees
                 the contrary below)            listed at right
1. Election of          [  ]                          [  ]              Nominees: David J. Bershad
   the Board's                                                                    Anthony J. Dimun
   nominees for                                                                   Joseph Thomas
   Director.                                                                      John Toedtman
                                                                                  Terence D. Wall
                                                                                  Barry Wicker


   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

   ---------------------------------------------------------

   The Board of Directors recommends a vote "FOR" items 2 through 5.


                                                       FOR    AGAINST    ABSTAIN
2. The approval of the grant of stock options for     [  ]      [  ]       [  ]
   Terence D. Wall.

3. The approval of the grant of stock options for     [  ]      [  ]       [  ]
   Barry Wicker.

4. The approval of amendments to the 1990 Employee    [  ]      [  ]       [  ]
   Stock Option Plan and Investment Plan to provide for a maximum number of shares subject to options which may be granted during any fiscal year.

5. The approval of amendments to the 1990 Employee    [  ]      [  ]       [  ]
   Stock Option Plan and Investment Plan revising the termination provisions of such plans.

6. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES AND FOR THE APPROVAL OF EACH OF THE ABOVE-MENTIONED PROPOSALS.

SIGNATURE _______________ DATE ________ SIGNATURE ________________ DATE ________
                                             Signature if held jointly

NOTE: Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.
      Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.